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Exhibit 10.16

  VOID AFTER 5:00 P.M., CALIFORNIA TIME,
  ON JANUARY 1,2005

  THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTNE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Date: March 20, 2001

AMPHASTAR PHARMACEUTICALS, INC.
STOCK PURCHASE WARRANT

        THIS WARRANT CERTIFIES THAT, for value received, CATHAY BANK or its registered assigns ("Holder") is entitled to purchase from AMPHAST AR PHARMACEUTICALS, INC., a corporation organized under the laws of the State of California ("Company"), from time to time during the period specified in Section 2 hereof, sixty-two thousand (62,000) fully paid and nonassessable shares of Company's common stock (the "Common Stock"), at an exercise price of $15.00 per share (the "Exercise Price"). The number of shares of Common Stock purchasable hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 5 hereof.

        This Warrant ("Warrant") is subject to the following terms, provisions and conditions:

        1.    Manner of Exercise; Issuance of Certificates; Payment for Shares; Cashless Exercise.    (a) This Warrant may be exercised at any time during the Exercise Period (as defined below) by Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to Company by 5 p.m. California time on any Business Day (as defined below) at Company's principal executive offices (or such other office or agency of Company as it may designate by notice to Holder hereof) and upon: (i) payment to Company in cash, by certified or official bank check or by wire transfer for the account of Company, of the applicable Exercise Price for the Warrant Shares specified in the Exercise Agreement; or (ii) delivery to Company of written notice of an election to effect a Cashless Exercise (as defined in Section 1 (b) hereof) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to Holder hereof or such Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above or, if such day is not a Business Day, on the next succeeding Business Day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be promptly delivered to Holder hereof, not exceeding three Business Days, after this Warrant shall have been so exercised (the "Delivery Period").

        (b)   This Warrant may be exercised at any time or from time to time during the Exercise Period (as defined below), by presentation and surrender of this Warrant to Company at its principal executive offices with a written notice of Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise in lieu of paying the Exercise Price in cash, Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying (i) the number of Warrant Shares to which it would otherwise be entitled to upon exercise by (ii) a fraction, the numerator of which shall be the difference between the then current Fair Market Value (as defined below) per share of the Common Stock and the Exercise Price, and the denominator of which shall be the Fair Market Value per share of Common Stock.

        2.    Period of Exercise.    This Warrant may be exercised from time to time (an "Exercise Date") during the period (the "Exercise Period") beginning on the date hereof (the "Warrant Issue Date") and ending at 5:00 p.m., California time, on January 1,2005.

        3.    Registration Rights.    The registration rights of Holder shall be as set forth on Schedule 3 attached hereto.

        4.    Certain Agreements of Company.    Company hereby covenants and agrees as follows:

          (a)    Shares Upon Issuance.    All Warrant Shares will, upon issuance in accordance with the terms of this Warrant and the relevant securities laws and regulations, (i) be validly issued, fully paid and nonassessable and (ii) be free from all preemptive rights of any shareholder.

          (b)    Reservation of Shares.    During the Exercise Period, Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a " sufficient number of shares of Common Stock, free from all liens, encumbrances (except for restrictions on transfer provided herein or under applicable securities laws) and preemptive rights, to provide for the exercise in full of this Warrant.

          (c)    Successors and Assigns.    This Warrant will be binding upon any entity succeeding to Company by merger, consolidation, or acquisition of all or substantially all of Company's assets.

        5.    Adjustments.

          (a)    Common Stock Splits and Dividends.    If outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or a dividend in the shares of Common Stock shall be paid in respect of the shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

          (b)    Reclassification. Etc.    In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the membership interests or securities of which are at the time receivable upon the exercise of this Warrant) or any similar company reorganization on or after the date hereof, then and in each such case Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock or other securities and property receivable upon the exercise hereof prior to such consummation, the membership interests or other securities or property to which Holder would have been entitled upon such consummation if Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section Sea) hereof; and in each such case, the terms of this Section S shall be applicable to the shares of membership interests or other securities properly receivable upon the exercise of this Warrant after such consummation.

          (c)    Notices of Record Date.    In the event of (i) any taking by Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of Company, any reclassification, recapitalization or exchange of the capital stock of Company, or any merger or consolidation of Company with or into another corporation, or any transfer of all or substantially all of the assets of Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of Company, Company shall mail to Holder, at least ten (10) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, recapitalization, reclassification, exchange, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification,, exchange, consolidation, merger, dissolution, liquidation or winding up.

          (d)    No Fractional Shares.    No fractional shares of Common Stock shall be issued upon exercise of this Warrant. In lieu of any fractional shares to which Holder would otherwise be entitled, Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Company's Common Stock on the date of exercise, as reasonably determined in good faith by the Board of Directors of Company.

          (e)    Certain Definitions.

            (i)    "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of California are authorized or obligated by law, regulation or executive order to close.

            (ii)   "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

              (A)  If the Common Stock is listed on any established stock exchange or a national market system including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board of Directors of Company reasonably deems reliable;

              (B)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

              (C)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined, in good faith, by the Board of Directors of Company.

The manner of determining the Fair Market Value of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to fair market value must be made hereunder.

        6.    No Rights or Liabilities as a Stockholder.    This Warrant shall not entitle Holder hereof to any voting rights or other rights as a stockholder of Company. No provision of this Warrant, in the absence of affirmative action by Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

        7.    Transfer: Replacement of Warrant.

          (a)    Restriction on Transfer.    This Warrant and the rights granted to Holder hereof are transferable in whole or in part, at any time, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the principal executive office of " Company.

          (b)    Replacement of Warrant.    Upon receipt of evidence by Company of the loss, theft, destruction, or mutilation of this Warrant, Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (c)    Cancellation: Payment of Expenses.    Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 8, this Warrant shall be promptly canceled by Company. Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by Holder) and charges payable in connection with the preparation, execution, and delivery of this Warrant.

        8.    Notices.    Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

If to Company:	Amphastar Pharmaceuticals, Inc. 11570 6th Street Rancho Cucamonga, CA 91730
Telephone No.: (626) 459-5515 Facsimile No.: (909) 980-5728 Attention: Dr. Jack Zhang, President

If to Holder, at such address as such Holder shall have provided in writing to Company, or at such other address as such Holder furnishes by notice given in accordance with this Section 10.

        9.    Governing Law.    This Warrant shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be performed in the State of California.

        10.    Amendments.    This Warrant and any provision hereof may only be amended by an instrument in writing signed by Company and Holder hereof.

        11.    Descriptive Headings.    The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

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        IN WITNESS WHEREOF, Company has caused this Warrant to be signed by its duly authorized officer.

AMPHASTAR PHARMACEUTICALS, INC.

By:	/s/ JACK ZHANG
Name: Dr. Jack Zhang
Title: President

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Exhibit 10.16